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                                                                   EXHIBIT 10.25

                                OPENTV CORP.

                             2000 EXCHANGE PLAN
      Adopted by the Board of Directors of OpenTV Corp. on May 12, 2000


                                 ARTICLE ONE
                             GENERAL PROVISIONS

     1.    PURPOSE.

     This 2000 EXCHANGE PLAN (the "Plan") is intended to promote the interests of OpenTV, Inc., a Delaware corporation ("OpenTV, Inc."), OpenTV Corp., an international business company organized under the laws of the British Virgin Islands (the "Company"), and any direct or indirect subsidiary of OpenTV, Inc. and the Company by providing liquidity to all current and former employees of OpenTV, Inc., the Company and any direct or indirect subsidiary of OpenTV, Inc. or the Company (the "Holders") that hold shares of Class A Common Stock, par value $0.001 per share of OpenTV, Inc. and Class B Common Stock, par value $0.001 per share of OpenTV, Inc. (collectively, the "Common Stock") and options to purchase shares of Common Stock, issued pursuant to the OpenTV, Inc. 1998 Stock Option/Stock Issuance Plan, as amended and restated from time to time (the "1998 Plan") by granting the Holders the right to exchange vested shares of Common Stock for an equal number of Class A Ordinary Shares, no par value per share (the "Ordinary Shares") of the Company.

     Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

     2.    STRUCTURE OF PLAN.

          Any right granted under the Plan to exchange vested shares of Common Stock for Ordinary Shares shall be referred to herein as a "Right". The provisions of Articles One, Two and Three shall apply to all Rights under the Plan and shall accordingly govern the interests of all Participants under the Plan.
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     3.  ADMINISTRATION OF THE PLAN.

          a. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to a committee composed of not fewer than two (2) Directors (the "Committee"), and may also be, in the discretion of the Board, Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          b. The Board shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under and interpretations of the Plan and any outstanding Rights thereunder as it may deem necessary or advisable. Decisions of the Board shall be final and binding on all parties who have an interest in the Plan or any Right thereunder.

     4.  ELIGIBILITY.

          a. The persons eligible to participate in the Plan are those current and former employees of OpenTV, Inc., the Company and any direct or indirect subsidiary of OpenTV, Inc. and the Company, including current and former employees of OpenTV EURL, that hold shares of Common Stock and options to purchase shares of Common Stock issued pursuant to the 1998 Plan.

          b. The Board shall have full authority to determine which Participants are to receive Rights, the time or times when such Rights are to be granted, the number of shares of Common Stock covered by the Rights and the consideration to be paid by the Participant, if any, for the Ordinary Shares to be issued in exchange for the shares of Common Stock covered by each Right.

          c.    The Board shall have the absolute discretion to grant Rights.

     5.  SHARES SUBJECT TO THE PLAN

          a. The Ordinary Shares issuable under the Plan shall be authorized but unissued or reacquired Ordinary Shares. Subject to the provisions of subsection 1.c. of this Section 5 relating to adjustments upon changes in the capitalization of the Company and OpenTV, Inc., the maximum number of Ordinary Shares which may be issued in exchange for shares of Common Stock over the term of the Plan shall not exceed 1,631,955 Ordinary Shares.

          b. Ordinary Shares issuable in exchange for vested shares of Common Stock shall be available for subsequent issuance under the Plan to the extent
(i) the Rights
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expire or terminate for any reason prior to exercise in full or (ii) the
Rights are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested Ordinary Shares issued under the Plan and subsequently repurchased by the Company pursuant to the Company's repurchase rights under the Plan shall be added back to the number of Ordinary Shares reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent Rights under the Plan.

          c. If any change is made in the shares of Common Stock subject to the Plan, the Ordinary Shares issuable under the Plan, or subject to any Right (through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company or OpenTV, Inc.), the Plan will be appropriately adjusted in the class(es) and number of shares and price per share of shares of Common Stock subject to such outstanding Rights and Ordinary Shares issuable upon exercise of such Rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive.

                                 ARTICLE TWO
                         RIGHTS AND EXCHANGE PROGRAM

     1.  TERMS OF RIGHTS

          a. Exercise and Term of Rights. Each Right shall be exercisable at such time or times, during such period and for such number of Ordinary Shares as shall be determined by the Board. However, no Right shall have a term in excess of fifteen (15) years measured from the Right grant date.

          b.  Shareholder Rights.   The holder of a Right shall have no
shareholder rights with respect to the Ordinary Shares issuable pursuant to Rights granted under the Plan until such person shall have exercised the Right and become a holder of record of the Ordinary Shares received upon exercise of the Right.

          c. Unvested Shares of Common Stock. The Board may not grant Rights which are exercisable in exchange for unvested shares of Common Stock and Participants may only exchange vested shares of Common Stock for Ordinary Shares pursuant to Rights granted under the Plan.

          d. Limited Transferability of Rights. During the lifetime of the Participant, the Rights shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant's death; provided, however, that,
                                                    --------  -------
pursuant to local law or the applicable law of
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descent, Participants may transfer Rights to charitable trusts and other charitable organizations in the event that the shares of Common Stock subject to such Rights have also been transferred by such Participant to such charitable trust or organization.

          e. Withholding. The Company's obligation to deliver Ordinary Shares upon the exercise of any Right granted under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

     2.   CANCELLATION AND REGRANT OF RIGHTS

          The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected Right holders, the cancellation of any or all outstanding Rights under the Plan and to grant in substitution therefor new Rights covering the same or different number of shares of Common Stock but with exchange terms with respect to the Ordinary Shares that are no less favorable than those exchange terms in the Plan on the new Right grant date.

     3.   EXCHANGE TERMS

          Ordinary Shares may be issued in exchange for vested shares of Common Stock under the Exchange Program through direct and immediate issuances. Each such issuance shall be evidenced by a Notice of Exchange in form and substance satisfactory to the Company.

     4.   CORPORATE TRANSACTION

          a. The shares of Common Stock subject to each Right outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such Right shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the Ordinary Shares into which such shares of Common Stock may be exchanged at the time subject to that Right and may be exercised for any or all of those Ordinary Shares as fully-vested Ordinary Shares. However, the shares of Common Stock subject to an outstanding Right shall not vest on such an accelerated basis if and to the extent (i) such Right is assumed by the successor corporation (or parent thereof) in the Corporate Transaction and OpenTV, Inc.'s repurchase rights with respect to the unvested Right shares are concurrently assigned to such successor corporation (or parent thereof) or (ii) such Right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Right shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested Right shares or (iii) the acceleration of such Right is subject to other limitations imposed by the Board at the time of the Right grant.
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          b.  All outstanding repurchase rights under the Plan shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Board at the time the repurchase right was issued.

          c. Immediately following the consummation of the Corporate Transaction, all outstanding Rights shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          d. Each Right which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction, had the Right been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction.

          e. The Board shall have the discretion, exercisable either at the time the Right is granted or at any time while the Right remains outstanding, to provide for the automatic acceleration (in whole or in part) of one or more outstanding Rights (and the immediate termination of OpenTV, Inc.'s repurchase rights with respect to the shares subject to those Rights) upon the occurrence of a Corporate Transaction, whether or not those Rights are to be assumed in the Corporate Transaction.

          f. The Board shall also have full power and authority, exercisable either at the time the Right is granted or at any time while the Right remains outstanding, to structure such Right so that the shares of Common Stock subject to that Right will automatically vest on an accelerated basis should the Participant's Service terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which the Right is assumed and the repurchase rights applicable to those shares do not otherwise terminate. Any Right so accelerated shall remain exercisable for the fully-vested Right shares until the earlier of (i) the expiration of the Right term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Board may provide that one or more of the outstanding repurchase rights with respect to shares of Common Stock held by the Participant at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the shares subject to those terminated rights shall accordingly vest at that time.

          h. The grant of Rights under the Plan shall in no way affect the right of OpenTV, Inc. or the Company to adjust, reclassify, reorganize or otherwise change its capital
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or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          i. The Board shall have the discretionary authority, exercisable at any time while OpenTV, Inc.'s repurchase rights with respect to those shares remain outstanding, to provide that those rights shall automatically terminate on an accelerated basis, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following, the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

                                 ARTICLE THREE
                                 MISCELLANEOUS

     1.   EFFECTIVE DATE AND TERM OF PLAN

          a.  The Plan shall become effective when adopted by the Board.

          b.  The Plan shall terminate upon the earliest of (i) May 12, 2015,
(ii) the date on which all shares of Common Stock subject to the Plan have been exchanged for Ordinary Shares or (iii) the termination of all outstanding Rights in connection with a Corporate Transaction. All Rights and unvested share issuances outstanding at that time under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such Rights or issuances.

     2.   AMENDMENT OF THE PLAN

          The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Rights or interested share issuances at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws and regulations.

     3.   WITHHOLDING

          The Company's obligation to deliver Ordinary Shares upon the exercise of any Rights issued under the Plan shall be subject to the satisfaction of all United States and foreign applicable federal, state and local income and employment tax withholding requirements.
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     4.   REGULATORY APPROVALS

          The implementation of the Plan, the granting of any Rights under the Plan and the issuance of any Ordinary Shares upon the exercise of any Right shall be subject to OpenTV, Inc.'s and the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Rights granted under it and the Ordinary Shares issued pursuant to it.

     5.   NO EMPLOYMENT OR SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of OpenTV, Inc., the Company or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.
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                                    APPENDIX

          The following definitions shall be in effect under the Plan:


          Board shall mean the Company's Board of Directors.

          Code shall mean the Internal Revenue Code of 1986, as amended.

          Committee shall have the meaning as set forth in Section 3 of Article One.

          Ordinary Shares shall mean the Company's Class A Ordinary Shares.

          Company shall mean OpenTV Corp., an international business company organized under the laws of the British Virgin Islands.

     Corporate Transaction shall mean either of the following shareholder-approved transactions to which either the Company or OpenTV, Inc. is a party:

               (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's or OpenTV, Inc.'s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

               (b) the sale, transfer or other disposition of all or substantially all of the Company's or OpenTV, Inc.'s assets in complete liquidation or dissolution of the Company or OpenTV, Inc.

          Director means a member of the Board.

          Disability shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

          Employee shall mean an individual who is in the employ of the Company, OpenTV, Inc. or any direct or indirect subsidiary of OpenTV, Inc. and the Company, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          Exchange Program shall mean the exchange program in effect under the Plan.
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          Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

               (a) such individual's involuntary dismissal or discharge by the Company, OpenTV, Inc. or any direct or indirect subsidiary of OpenTV, Inc. and the Company for reasons other than misconduct,

               (b) such individual's voluntary resignation following (i) a change in his or her position with the Company, OpenTV, Inc. or any direct or indirect subsidiary of OpenTV, Inc. and the Company which materially reduces his or her level of responsibility, (ii) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (iii) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent, or

               (c) such other circumstances as the Board may from time to time determine.

          Notice of Exchange shall mean the agreement entered into by the Company and the Participant in connection with issuance of Ordinary Shares under the Exchange Program.

          Outside Director shall mean a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

          Participant shall mean any person to whom a Right is granted under the Plan, including current and former French employees of OpenTV EURL.

          Plan shall mean the Company's 2000 Exchange Plan as set forth in this document.

          Service shall mean the provision of services to OpenTV, Inc., the Company or any direct or indirect subsidiary of OpenTV, Inc. and the Company by a person in the
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capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Right grant.